EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/ F-4 of our report dated February 9, 2007 related to the balance sheet of Star Bulk Carriers Corp. as of February 5, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
March 14, 2007